Exhibit 15.4

ENFORCEMENT DECREE OF THE TELECOMMUNICATIONS BASIC LAW (TRANSLATION)

ENFORCEMENT DECREE OF THE FRAMEWORK ACT ON TELECOMMUNICATIONS

Wholly amended By	1991·12·31	Presidential Decree No. 13557
Amended By	1994·4·30	Presidential Decree No. 14226
Amended By	1995·4·6	Presidential Decree No. 14571
Amended By	1997·2·22	Presidential Decree No. 15282
Amended By	1997·12·31	Presidential Decree No. 15598
Amended By	1998·6·24	Presidential Decree No. 15817
Amended By	1999·1·29	Presidential Decree No. 16093
Amended By	2000·4·29	Presidential Decree No. 16797
Amended By	2002·6·29	Presidential Decree No. 17659
Amended By	2003·6·5	Presidential Decree No. 17989
Amended By	2004·3·17	Presidential Decree No. 18312
Amended By	2004·5·24	Presidential Decree No. 18390
Amended By	2004·12·3	Presidential Decree No. 18594
Amended By	2005·3·18	Presidential Decree No. 18743

CHAPTER I GENERAL PROVISIONS

Article 1 (Purpose)

The purpose of this Decree is to provide matters delegated under the Framework Act on Telecommunications (hereinafter referred to as the “Act”) and matters necessary for its enforcement.

Article 2 (Definitions)

The definitions of terms used in this Decree shall be in accordance with the Act.

CHAPTER II PROMOTION OF TELECOMMUNICATIONS TECHNOLOGY

Article 3

Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>

Article 4 (Financial Support for Research Institute, etc.)

(1) The Minister of Information and Communication may appropriate into the budget the required funds for the financial support under Article 10 (2) of the Act and for subsidies of research funds under Article 11 (2) of the Act. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>

(2) The Minister of Information and Communication shall determine detailed matters necessary for the method and procedure of financial support and performance of research tasks. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>

Article 5 (Research Institute, etc. Subject to Guidance and Fostering and Method of Guidance and Fostering)

(1) The research institutes, etc. which the Minister of Information and Communication guides and fosters under Article 10 (4) of the Act are: <Amended by Presidential Decree No. 14571, Apr. 6, 1995; Presidential Decree No. 15282, Feb. 22, 1997; Presidential Decree No. 16093, Jan. 29, 1999>

1 The Electronics and Telecommunications Research Institute established under Article 8 of the Act on the Establishment, Operation and Fosterage of Government-Invested Research Institutions, etc.;

2 Research institutes established for the purpose of conducting researches on telecommunications and designated by the Minister of Information and Communication;

3 An institute or an organization which carries out researches, developments, education, or training in telecommunications; and

4 A corporation or an organization which is engaged in collecting, analyzing, and publicizing information on telecommunications.

(2) Methods of the guidance and fostering concerning research institutes, etc. under paragraph (1) shall be as follows:

1 Financial support for the ground research and performance of special tasks in the field of telecommunications;

2 Support of the education and training in order to foster skilled technicians in the field of telecommunications;

3 Supply of technological information on telecommunications; and

4 Support for cooperations with other institutes, organizations, or international bodies.

(3) The following funds shall be given to the institutes mentioned in paragraph (1) 1 and 2:

1 Research and development funds for telecommunications technology and policy on telecommunications;

2 Construction expenses for facilities, etc. necessary for research and development; and

3 Expenses for the management of other research institutes.

Article 6 (Selection of Research Tasks)

The Minister of Information and Communication may select, under Article 11 (2) of the Act, the following research tasks: <Amended by Presidential Decree No. 14571, Apr. 6, 1995; Presidential Decree No. 15282, Feb. 22, 1997>

1 Matters of the basic research relating to telecommunications;

2 Matters concerning the research and development of a new telecommunications method or of technology;

3 Matters concerning the technical improvement on telecommunications equipment; and

4 Other matters necessary for the security of the core telecommunications technology.

Article 7 (Designation of Researcher)

The Minister of Information and Communication designates, under Article 11 (2) of the Act, a person who will work on the research task in accordance with the following order: <Amended by Presidential Decree No. 14571, Apr. 6, 1995>

1 A proposer of research tasks concerned; and

2 A person who has successfully carried out a research dealing with similar subject matters to the research tasks concerned.

Article 8 (Joint Research, etc.)

The Minister of Information and Communication may allow the designated person under Article 7 to work jointly on the research tasks under Article 6, if it is deemed specially necessary to do so. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>

Article 9 (Contents of Technical Guidance, etc.)

(1) The subject matters and contents for technical guidance conducted by the Minister of Information and Communication under Article 13 (2) of the Act shall be as follows: <Amended by Presidential Decree No. 14571, Apr. 6, 1995; Presidential Decree No. 15282, Feb. 22, 1997>

1 Matters concerning the application of technical standards of telecommunications equipment;

2 Matters concerning the adoption, practical application and development of a new telecommunications method and technology;

3 Matters concerning the improvement of production technology of telecommunications equipment;

4 Matters concerning the improvement of functions and special features of telecommunications equipment; and

5 Matters concerning the standard construction method applied to the installation and maintenance of telecommunications facilities.

(2) Methods of the technical guidance carried by the Minister of Information and Communication for the person subject to the technical guidance shall be as follows: <Amended by Presidential Decree No. 14571, Apr. 6, 1995>

1 Guidance concerning the quality assurance of telecommunications equipment;

2 Supply of technical information;

3 Support for technical training and overseas technical cooperation; and

4 Transfer of technology.

CHAPTER III TELECOMMUNICATIONS FACILITIES

Article 10 (Selection of Specialized Agency for Data Survey)

(1) When the Minister of Information and Communication intends to have a specialized agency in the field of telecommunications conduct data survey necessary for consultation among the key communications business operators regarding joint installation of telecommunications facilities under the provisions of Article 18 (3) of the Act, he shall select an agency recognized as having speciality with regard to the relevant survey and being capable of ensuring impartiality and objectiveness and have such agency conduct it.

(2) When the Minister of Information and Communication selects a specialized agency to conduct data survey as provided for in paragraph (1), he shall inform the key communications business operators concerned thereof.
[This Article Newly Inserted by Presidential Decree No. 17659, Jun. 29, 2002]

Articles 11 through 13

Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>

Article 14 (Report of Private Telecommunications Facilities)

(1) A person who intends to install private telecommunications facilities under Article 20 of the Act shall submit a report (which term includes reports in electronic format) specifying the following contents to the Minister of Information and Communication in accordance with the Ordinance of the Ministry of Information and Communication not later than twenty-one days prior to the beginning date of installation work for such facilities: <Amended by Presidential Decree No. 15282, Feb. 22, 1997; Presidential Decree No. 16797, Apr. 29, 2000; Presidential Decree No. 17659, Jun. 29, 2002>

1 Reporter;

2 Type of business;

3 Purpose of business;

4 Telecommunications method;

5 Installation place of facilities;

6 Outline of the installation; and

7 (Expected) Date of the facilities’ use.

(2) “Matters specified by the Presidential Decree” in the latter part of Article 20 (1) of the Act means matters in paragraph (1) 2 through 6 inclusive.

(3) If a person, who has made a report on installation of private telecommunications facilities, intends to alter the matters stipulated in paragraph (2), he shall file with the Minister of Information and Communication a report (which term includes reports in electronic format) on alteration stating the matters he intends to alter not later than twenty-one days (beginning date of the relevant alteration work in case where intending to alter the facilities falling under paragraph (1) 4 through 6) prior to the relevant beginning date of alteration. <Amended by Presidential Decree No. 15282,

Feb. 22, 1997; Presidential Decree No. 16797, Apr. 29, 2000; Presidential Decree No. 17659, Jun. 29, 2002>

(4) Deleted. <by Presidential Decree No. 16797, Apr. 29, 2000>
[This Article Wholly Amended by Presidential Decree No. 14571, Apr. 6, 1995]

Article 15 (Confirmation on Construction Work, etc. for Installation)

(1) A person who has made installation or modification report on private telecommunications facilities under Article 20 (3) of the Act shall be confirmed by the Minister of Information and Communication within seven days after the construction work for the installation of facilities and modification is completed. <Amended by Presidential Decree No. 14571, Apr. 6, 1995; Presidential Decree No. 15282, Feb. 22, 1997>

(2) A person who intends to be confirmed by the Minister of Information and Communication under paragraph (1) shall confirm whether it has been executed properly meeting the following requirements and shall submit the results (which term includes results in electronic format) to the Minister of Information and Communication: <Amended by Presidential Decree No. 15282, Feb. 22, 1997>

1 Technical criteria referred to in Article 25 (1) of the Act; and

2 Contents of the design documents referred to in Article 25 (3) of the Act.

Articles 16 and 17

Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>

Article 18

Deleted. <by Presidential Decree No. 14571, Apr. 6, 1995>

Article 19 (Supply of Private Telecommunications Facilities)

(1) A person who has installed the private telecommunications facilities may supply them for the facilities-based telecommunications service provider where there are the unused telecommunications facilities in excess of the capacity necessary for his employment of telecommunication from among the private telecommunications facilities installed where the facilities-based telecommunications service provider asked to install pursuant to Article 21 (2) of the Act.

(2) The consideration for supply where the private telecommunications facilities are supplied for the facilities-based telecommunications service provider pursuant to paragraph (1) shall be in accordance with the criteria announced publicly by the Minister of Information and Communication within the limit of the amount which adds the amount of investment and repair to the expenses required for the network and operation of the private telecommunications facilities concerned.
[This Article Wholly Amended by Presidential Decree No. 15282, Feb. 22, 1997]

Article 19-2

Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>

Article 19-3 (Facilities Subject to Securing Pipeline)

The term “other facilities or housing sites as determined by the Presidential Decree” in Article 30-2 (1) 8 of the Act means the facilities, etc. of falling under any of the following subparagraphs: <Amended by Presidential Decree No. 15817, Jun. 24, 1998; Presidential Decree No. 16797, Apr. 29, 2000; Presidential Decree No. 17659, Jun. 29, 2002>

1 Passenger automobile terminals under the Passenger Automobile Transport Business Act;

2 Freight terminals under the Goods Distribution Promotion Act;

3 Complexes for the cooperating business of small and medium enterprises created under the Promotion of Small and Medium Enterprises and Encouragement of Purchase of Their Products Act;

4 Distribution complexes developed under the Promotion of Distribution Complex Development Act;

5 Tourist resorts or sightseeing complexes created under the Tourism Promotion Act; and

6 Sewer box culvert under the Sewerage Act.
[This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]

Article 19-4 (Conciliation on Rights of Way)

(1) Where the Minister of Information and Communication is asked for conciliation referred to in Article 30-2 (5) of the Act and prepares a draft conciliation, he shall be advised by the head of the related administrative agency and the parties.

(2) Where the Minister of Information and Communication prepares a draft conciliation referred to in paragraph (1), he shall notify it to the parties and may recommend an acceptance by specifying a period of not less than 30 days.

(3) Where the draft conciliation referred to in paragraph (2) is accepted by the parties concerned, the Minister of Information and Communication shall prepare a draft conciliation containing matters falling under the following subparagraphs and have the parties concerned sign and seal it:

1 Case number;

2 Names and addresses of parties, appointed parties or agents;

3 Purport of request for conciliation;

4 Conciliation provisions; and

5 Date of preparation.
[This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]

Article 19-5 (Selection of Operators of Integrated Operation Communication Service)

(1) The Minister of Information and Communication shall, where he intends to select operators of key communication business who are able to operate telecommunication facilities and equipment, etc. in an integrated manner under Article 31 (1) of the Act, examine matters falling under each of the following subparagraphs and select such operators from among the operators of key communication business who render the telecommunications service in areas or their adjacent areas where telecommunications facilities and equipment subject to the integrated operation are installed:

1 Manpower and organizations of the operators of key communication business;

2 Facilities and equipment in possession of the operators of key communication business;

3 Technical levels of the operators of key communication business; and

4 Financial structures of the operators of key communication business.

(2) The Minister of Information and Communication shall, where he intends to select operators of integrated operation communication business in accordance with Article 31 (1) of the Act, go through in advance deliberation of the Information and Communications Policy Deliberation Council (hereinafter referred to as the “Council”) pursuant to Article 44-2 (1) of the Act.
[This Article Newly Inserted by Presidential Decree No. 16797, Apr. 29, 2000]

Article 20 (Matters to be Included in Integrated Operation Plan)

“Other matters prescribed by the Presidential Decree” in Article 31 (3) 3 of the Act means matters falling under the following subparagraphs:

1 Matters concerning charge for integrated telecommunications facilities; and

2 Matters concerning workers who operated integrated telecommunications facilities.

Article 21 (Purchase of Telecommunications Facilities, etc.)

(1) Sale price of telecommunications facilities, etc. under Article 32 (2) of the Act is calculated by an appraisal of certified public appraisers under the Public Notice of Values and Appraisal of Lands, etc. Act: Provided, That if it is difficult for certified public appraisers to appraise the telecommunications facilities, selling price may be calculated through the consultation between parties concerned.

(2) Purchase procedure of telecommunications facilities and payment method of sale price under Article 32 (2) of the Act are decided by virtue of the consultation between parties concerned.

CHAPTER IV MANAGEMENT OF TELECOMMUNICATIONS EQUIPMENT

Article 22

Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>

Article 23

Deleted. <by Presidential Decree No. 14571, Apr. 6, 1995>

Article 24

Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>

Article 25 (Disposal and Collection of Telecommunications Equipment)

An order of the Minister of Information and Communication for the disposal or collection of telecommunications equipment under Article 36 (3) of the Act shall be made in writing and the reason and period for the disposal or collection shall be specified. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>

CHAPTER V KOREA COMMUNICATIONS COMMISSION

Article 26 (Designation of Officials, etc.)

Officials including the chairman of the Korea Communications Commission under Article 37 (1) of the Act (hereinafter referred to as “Korea Communications Commission”) shall be appointed or commissioned by the President after seconded by the Minister of Information and Communication. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>

Article 27 (Management, etc. of Meeting)

(1) A chairman of the Korea Communications Commission shall convene a meeting of the Commission and preside over the meeting.

(2) When the chairman of the Korea Communications Commission intends to convene the meeting, he shall fix date, place, and matters to be presented in the meeting and notify thereof in writing to each official by seven days before the fixed date for the meeting: Provided, That this shall not apply to an urgent matter.

(3) The Korea Communications Commission may allow interested parties or witnesses to present the meeting and state their opinions or submit necessary information.

(4) Witnesses presented in the meeting under paragraph (3) may be supplied with traveling expenses within the scope of budget.

Article 28 (Payment of Allowance, etc.)

For officials of the Korea Communications Commission, allowance within the scope of budget may be paid: Provided, That this shall not apply in case where a commissioner, who is a public official, presents himself in the meeting directly in relation to his own tasks.

Article 29 (Detailed Management Provisions)

Necessary matters concerning the management of the Korea Communications Commission other than ones provided in this Decree shall be stipulated by the Korea Communications Commission.

Article 30 (Period for Ruling)

(1) The Korea Communications Commission shall make a ruling within 60 days after it receives an application for a ruling under Article 40-2 of the Act. <Amended by Presidential Decree No. 15282, Feb. 22, 1997>

(2) If the Korea Communications Commission fails to make a ruling within the fixed period as provided in paragraph (1) due to an unavoidable circumstance, a period for the ruling may be extended, for one occasion only, for not more than 30 days by the resolution of the Korea Communications Commission.

Article 31 (Ruling)

(1) Ruling of the Korea Communications Commission shall be in writing.

(2) A ruling as provided paragraph (1) shall specify an order, the reason of order, and date of decision, and the chairman, and officials presented in the meeting shall sign or seal the ruling and send it to parties concerned.

Article 31-2 (Composition of Information and Communications Policy Deliberation Council, etc.)

(1) The Council shall be composed of not more than 20 members including one chairman. <Amended by Presidential Decree No. 16797, Apr. 29, 2000>

(2) The chairman and members of the Council shall be those appointed or commissioned by the Minister of Information and communication from among those falling under any of the following subparagraphs: <Amended by Presidential Decree No. 16797, Apr. 29, 2000>

1 Public officials of Grade 3 or higher, or equivalent to Grade 3 or higher of related administrative agencies;

2 Persons in charge of lecture and research on the information and communications-related fields at universities or research institutes under the Higher Education Act;

3 Representatives of information and communications-related organizations or agencies, or persons who have been or were in office as executive officers of information and communications-related enterprises not less than 5 years;

4 Persons who have much knowledge and experience in information and communications; and

5 Persons who are recommended by civil groups (referring to nonprofit organizations under Article 2 of the Assistance for Nonprofit Non-Governmental Organizations Act.

(3) The terms of office for members shall be two years, but they may be reelected: Provided, That the term of office for any member who is designated or commissioned after the decision of his office shall be the period for which he holds such office. <Newly Inserted by Presidential Decree No. 16797, Apr. 29, 2000>
[This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]

Article 31-3 (Functions of Chairman)

(1) The chairman shall exercise overall control over the affairs and represent the Council.

(2) Where the chairman is unable to discharge his functions due to compelling reasons, a member appointed in advance by the chairman shall act as chairman on his behalf.
[This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]

Article 31-4 (Meetings of Information and Communications Policy Deliberation Council)

(1) The chairman shall convene a meeting of the Council and shall preside over it.

(2) Decisions of a meeting of the Council shall be taken by a majority of all the members attending and by affirmative vote of a majority of members present.

(3) Where deemed necessary, the Council may be advised by the related public officials or related experts.
[This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]

Article 31-5 (Secretary of Information and Communications Policy Deliberation Council)

The Council shall have a secretary to handle the affairs of the Council, and the secretary shall be appointed by the Minister of Information and Communication from among the public officials belonging to the Ministry of Information and Communications.
[This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]

Article 31-6 (Subcommissions)

The Council may have subcommissions where the matters which the Minister of Information and Communication submits for deliberation need the technical review.
[This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]

Article 31-7 (Allowance)

The members who attend the Council or subcommissions shall be paid allowance within the limits of the budget: Provided, That this shall not apply in case where the members who are public officials attend it in direct connection with their affairs concerned.
[This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]

Article 31-8 (Operational Regulations)

The necessary matters, as except provided in this Decree, about the operation of the Council and the composition and operation etc. of subcommissions shall be determined by the chairman through a resolution of the Council.
[This Article Newly Inserted by Presidential Decree No. 15282, Feb. 22, 1997]

CHAPTER V-2 TELECOMMUNICATIONS DISASTERS MANAGEMENT
<Newly Inserted by Presidential Decree No. 17989, June. 5, 2003>

Article 31-9 (Establishment Procedures for Basic Plan on Telecommunications Disasters Management)

(1) The Minister of Information and Communication shall formulate guidelines on the establishment of the basic plan on telecommunications disasters management for the following year by the end of April every year under Article 44-3-(3) of the Act and give notice to primary telecommunication service providers (the “Primary Telecommunication Service Providers”) under Article 44-3-(1) of the Act.

(2) The Primary Telecommunication Service Providers shall formulate plans on telecommunications disasters for the following year in accordance with the guideline under the previous Paragraph and submit the plans to the Minister of Information and Communication by the end of May every year.

(3) The Minister of Information and Communication shall formulate a Basic Plan on telecommunications disasters management for the following year until the end of July every year in accordance with Article 44-3-(5) of the Act.

Article 31-10 (Organization and Operation of the Telecommunication Disaster Management Committee)

(1) The Vice Ministers who may be appointed as members of the Telecommunication Disaster Management Committee (the “Committee”) set forth in Article 44-4-(3) of the Act shall be the Vice Minister of Government Administration and Home Affairs, the Administrator of the National Emergency Management Agency, the Vice Minister of National Defense, the Deputy Director of

National Intelligence Service, and other vice ministers of central government agencies as recognized to be required by the Chairman.

(2) The Chairman shall call meetings of the Committee and preside at the meeting.

(3) If the Chairman fails to perform his duties due to an unavoidable reason, members shall act as the Chairman in an order designated by the Chairman.

(4) If the Chairman calls a meeting of the Committee, the Chairman shall give a notice of the meeting specifying date, time, place and agenda in writing or electronically to each member at least seven days before the meeting, except in situations where a meeting involves an urgent matter or where it is inevitable.

(5) The agenda shall be decided in the presence of majority of the members and agreement of majority of members who are present at the meeting.

(6) The Committee may hear opinions of a concerned public official or a concerned expert, if necessary.

(7) To administrate the affairs of the Committee, the Committee shall have one executive secretary, who shall be appointed among the public officials in the Ministry of Information and Communication by the Chairman.

Article 31-11 (Organization and Operation of Executive Committee)

(1) The Executive Committee in the Committee under the Article 44-5-(4) of the Act shall consist of no more than 15 executive members including one Chairman.

(2) The Chairman shall be the Director of the Telecommunication Business Promotion Bureau in the Ministry of Information and Communication, and the following persons shall be executive members:

1 A person who serves as public official equivalent to the class four level in any related administrative agencies mentioned in Article 31-10-11) which is recognized by the central government agency and the Chairman of the Executive Committee, can be designated by the director of the agency, and

2 Persons of the following who are appointed by the Chairman of the Executive Committee:

A person who takes responsibility of Telecommunications Disasters among employees of the Primary Telecommunication Service Providers and telecommunication service carriers, and

B A person has knowledge and experience on Telecommunications Disasters management.

(3) The Chairman of the Executive Committee shall call meetings and preside at the meetings as the Chairman.

(4) To administrate the affairs of the Committee, the Committee shall have one executive secretary, who shall be appointed, among public officials which the Ministry of Information, by the Chairman.

(5) The Executive Committee shall review and discuss the bills submitted to the Committee and the matters entrusted from the Committee or instructed by the Chairman of the Committee.

Article 31-12 (Allowances)

Allowances may be paid to members or executive members who are present at the Committee or the Executive Committee meeting within the scope of the budget. However, exceptions will be made if such a member or an executive member attends a meeting as a public official directly related to his duties.

Article 31-13 (Rules for Committee Administration)

Other matters which are required to organize and operate the Committee which are not set forth in this enforcement decree shall be stipulated by the Chairman through the final decision of the Committee and the matters required to organize and operate the Executive Committee shall be set forth by the Chairman of the Executive Committee though the resolution of the Executive Committee.

Article 31-14 (Organization and Operation of Telecommunication Disaster Prevention and Countermeasure Headquarters)

(1) Telecommunication Disaster Prevention and Countermeasure Headquarters (the “TDPCH”) shall consist of public officials of central government agencies directly related to the telecommunication disaster recovery and employees of the primary Telecommunication Service Providers.

(2) To settle a telecommunication disaster rapidly, the Minister of Information and Communication shall set the organization of the TDPCH in advance and give notice to the director of the central government agencies and the Primary Telecommunication Service Providers for whom the members of the Countermeasure Headquarters works for.

(3) The director of the TDPCH shall represent the TDPCH and govern the following duties:

1 Mobilize materials for urgent recovery and command and control recovery activities of the Primary Telecommunication Service Providers,

2 Set up a recovery system in emergency, and establish countermeasures for more effective recovery activities by assigning roles between the Primary Telecommunication Service Providers,

3 Support telecommunication services to the areas suffering Telecommunication Disasters, and

4 Other matters which the president of the TDPCH recognizes to be needed.

(4) The director of the TDPCH may request a Primary Telecommunication Service Provider to dispatch its employees for more effective operation of the TDPCH. In such case, the primary telecommunication service provider shall consent to the dispatch unless there is a valid excuse.

(5) Other matters, which are required in organizing and operating the TDPCH which are not set forth in this enforcement decree, shall be stipulated by the director of the TDPCH.

CHAPTER VI SUPPLEMENTARY PROVISIONS

Article 32 (Opinion Statement Procedure)

(1) If the Korea Communications Commission intends to give an opportunity to state an opinion under Article 40-2 (2) of the Act, it shall notify a person concerned or his representative not later than ten days before the fixed date for stating opinion. <Amended by Presidential Decree No. 15282, Feb. 22, 1997>

(2) The person or his representative notified under paragraph (1) may present himself in the fixed date and state his opinion or submit his opinion in writing.

(3) When the person concerned or his representative present himself and state his opinion as provided in paragraph (2), public officials concerned shall write out the abstract thereof, have the present person confirm it and affix sign and seal thereto.

(4) Notification under paragraph (1) shall specify that the person concerned be deemed to have no opinion in the absence of any oral or written statement of opinion without due reason.

(5) Deleted. <by Presidential Decree No. 15598, Dec. 31, 1997>

Article 33 (Delegation and Commission of Powers)

(1) The Minister of Information and Communication shall delegate following powers to the chief of the competent communications office under Article 46 (1) of the Act: <Amended by Presidential Decree No. 14571, Apr. 6, 1995: Presidential Decree No. 15282, Feb. 22, 1997; Presidential Decree No. 16797, Apr. 29, 2000; Presidential Decree No. 17659, Jun. 29, 2002>

1 Acceptance of report on the installation of private telecommunications facilities and equipment under Article 20 (1) of the Act, and an acceptance of modification report on the installation of the facilities;

1-2 Confirmation under Article 20 (3) of the Act;

2 Order for handling telecommunications business affairs concerning the person who has installed the private telecommunications facilities and equipment under Article 22 (1) of the Act, or an order for connection between a private telecommunications facility concerned and the other telecommunications facility;

3 Order given to a person who has installed the private telecommunications facilities and equipment under Article 23 (1) of the Act to make corrections;

4 Order given to suspend the use of private telecommunications facilities, and an order for the reorganization and repair of the facilities, etc. under Article 23 (2) and (3) of the Act;

5 Imposition and collection of penalty surcharges under Article 24 of the Act;

6 Examination and/or testing of the suitability of telecommunications technical standards under the provisions of Article 25 (5) of the Act;

7 Correction with respect to the person who installs the telecommunications facilities under Article 27 of the Act and other necessary measures;

8 Investigation of telecommunications equipment (limited to the telecommunications equipment to which type approval has not been granted in contravention of the main sentence of Article 33 (1) of the Act) under Article 36 (2) of the Act;

9 Order for destruction or taking away of telecommunications equipment as referred to in Article 36 (3) of the Act (limited to the telecommunications equipment to which type approval has not been granted in contravention of the provisions of the main sentence of Article 33 (1) of the Act);

10 Acceptance of report with respect to a person who installs telecommunications facilities and inspection under Article 45 (1) of the Act;

11 Order for the elimination of illegal telecommunication facilities under Article 45 (2) of the Act, and other necessary measures; and

12 Imposition of a fine for negligence on any person who falls under Article 53 (1) 1, 2, 3, 4, 5, 8 (limited to any person who has rejected, hindered and dodged investigation for the telecommunications equipment to which type approval has not been granted in contravention of the main sentence of Article 33 (1) of the Act), 9 or 10 of the Act in accordance with Article 53 (2) of the Act.

(2) The Minister of Information and Communication shall delegate the following authorities to the head of Radio Waves Institute under Article 46 (1) of the Act: <Amended by Presidential Decree No. 15282, Feb. 22, 1997; Presidential Decree No. 16797, Apr. 29, 2000; Presidential Decree No. 17659, Jun. 29, 2002; Presidential Decree No. 18743, Mar. 18, 2005>

1 Deleted <by Presidential Decree No. 18743, Mar. 18, 2005>;

2 Type approval of telecommunications equipment under Article 33 (1) of the Act;

3 Designation, inspection, cancellation, suspension of business and supervision of designated testing institutions referred to in Article 33-2 of the Act;

4 Deleted; <by Presidential Decree No. 16797, Apr. 29, 2000>

5 Termination of the type approval under Article 34-2 of the Act;

6 Cancellation of the type approval and suspension of manufacturing product under Article 35 (1) of the Act, and other necessary measures;

7 Affairs concerning investigation and test of telecommunications equipment (limited to the telecommunications equipment to which type approval has been granted under the main sentence of Article 33 (1) of the Act) under Article 36 (2) of the Act;

8 Order for destruction or tacking away of telecommunications equipment referred to in Article 36 (3) of the Act (limited to the telecommunications equipment for which sign of type approval has not been marked in contravention of the provisions of Article 33 (4) of the Act, or which has been judged inferior in quality after investigation and test as referred to in Article 36 (2) of the Act);

9 Hearing under Article 45-2 of the Act; and

10 Imposition of a fine for negligence on any person who falls under Article 53 (1) 6, 7 or 8 (limited to any person who has rejected, hindered or dodged investigation and test for the telecommunications equipment to which type approval has been granted under the main sentence of Article 33 (1) of the Act) of the Act in accordance with Article 53 (2) of the Act.

(3) Deleted. <by Presidential Decree No. 15282, Feb. 22, 1997>

Article 34 (Fine for Negligence)

(1) When the Minister of Information and Communication intends to impose a fine for negligence under Article 53 (2) of the Act, he shall, after investigating and confirming the offense in question, specify in writing what has been violated, the method of objection, period for the submission of objection, and notify the person subject to the disposition of the fine for negligence to pay the fine. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>

(2) When the Minister of Information and Communication intends to impose the fine pursuant to paragraph (1), he shall specify the period not less than 10 days and give the person subject to the disposition of an opportunity to state his opinion. In this case, it is deemed that there is no opinion in the absence of any oral or written statement of opinion within that period. <Amended by Presidential Decree No. 14571, Apr. 6, 1995; Presidential Decree No. 16797, Apr. 29, 2000>

(3) In determining the amount of the fine, the Minister of Information and Communication shall take into account the motive and consequence of such an offense. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>

(4) Procedure for the collection of the fine shall be prescribed by the Ordinance of Ministry of Information and Communication. <Amended by Presidential Decree No. 14571, Apr. 6, 1995>

ADDENDA

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Article 2 (Transitional Measures on Disposition, etc.)

At the time when this Decree enters into force, any disposition, procedure, and other conducts carried by the previous provisions shall be deemed to be performed by this Decree if there is a provision applicable to the disposition, procedure, and other conducts in this Decree.

Article 3

Omitted.

ADDENDA <Presidential Decree No. 14226, Apr. 30, 1994>

(1) (Enforcement Date) This Decree shall enter into force on the date of its promulgation

(2) (Transitional Measures on Installation of Private Telecommunications Facilities) A person obtaining a permission on the installation of private telecommunications facilities under the previous provisions who is falling under the amended provisions of Article 12 (2) 7 shall be regarded to make a report under the same provisions.

ADDENDUM <Presidential Decree No. 14571, Apr. 6, 1995>

This Decree shall enter into force on April 6, 1995.

ADDENDA <Presidential Decree No. 15282, Feb. 22, 1997>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Article 2

Omitted.

ADDENDUM <Presidential Decree No. 15598, Dec. 31, 1997>

This Decree shall enter into force on January 1, 1998.

ADDENDA <Presidential Decree No. 15817, Jun. 24, 1998>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Articles 2 through 6

Omitted.

ADDENDA <Presidential Decree No. 16093, Jan. 29, 1999>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Articles 2 through 4

Omitted.

ADDENDA <Presidential Decree No. 16797, Apr. 29, 2000>

(1) (Enforcement Date) This Decree shall enter into on April 29, 2000.

(2) (Application Example for Terms of Office of Members of Information and Communications Policy Deliberation Council) The amended provisions of Article 31-2 (3) of the Act shall apply starting with members of the Information and Communications Policy Deliberation Council who are commissioned first after the enforcement of this Decree.

ADDENDUM <Presidential Decree No. 17659, Jun. 29, 2002>

This Decree shall enter into force on July 1, 2002.

ADDENDUM <Presidential Decree No. 17989, Jun. 5, 2003>

This Decree shall enter into force on the date of its promulgation.

ADDENDUM <Presidential Decree No. 18312, Mar. 17, 2004>

This Decree shall enter into force on the date of its promulgation.

ADDENDUM <Presidential Decree No. 18390, May 24, 2004>

This Decree shall enter into force on June 1, 2004.

ADDENDUM <Presidential Decree No. 18594, Dec. 3, 2004>

Article 1 (Enforcement Date)

This Decree shall enter into force on the date of its promulgation.

Article 2 through 5 Omitted

ADDENDUM <Presidential Decree No. 18743, Mar. 18, 2005>

This Decree shall enter into force on the date of its promulgation.